Exhibit 10.39

THIRD AMENDMENT TO DISTRIBUTION SERVICE AGREEMENT

THIS THIRD AMENDMENT TO DISTRIBUTION SERVICE AGREEMENT (the “Amendment”) is made and entered into effective as of the 5th day of October, 2002 (the “Effective Date”), by and between The Pantry, Inc., a Delaware corporation (“Pantry”), Lil’ Champ Food Stores, Inc., a Florida corporation (“Lil Champ”) (Pantry and Lil’ Champ being hereinafter sometimes referred to collectively as the “Company”) and McLane Company, Inc., a Texas corporation (“McLane”).

RECITALS

WHEREAS, the Company and McLane entered into (i) a Distribution Service Agreement effective as of October 10, 1999, (ii) a First Amendment to Distribution Service Agreement effective as of June 28, 2001, and (iii) a Second Amendment to Distribution Service Agreement effective as of September 8, 2001 (the October 10, 1999 Distribution Service Agreement, together with the June 28, 2001 First Amendment and September 8, 2001 Second Amendment are hereinafter referred to collectively as the “Service Agreement”); and;

WHEREAS, the Company and McLane desire to further amend the Service Agreement;

NOW, THEREFORE, for and in consideration of the promises, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and McLane do hereby agree as follows:

1.	Deletion of Sections 3.1 and 3.2. Sections 3.1 and 3.2 of the Service Agreement are deleted in their entirety.

2.	Amendment of Section 3.3. The percentage rate of “*%” in Section 3.3 of the Service Agreement is hereby changed to the percentage rate of “*%”.

In consideration of such increase the Company shall move all smokeless tobacco Products from the limited service GMP Billing Plan to the grocery self-service Billing Plan within thirty (30) days after the Effective Date, and shall move all OTP Products (Other Tobacco Products) from the limited service GMP Billing Plan to the self-service grocery Billing Plan within six (6) months after the Effective Date.

3.	Amendment of Section 3.4. The following paragraph is hereby added as the last paragraph of Section 3.4 of the Service Agreement:

“The Company shall be entitled to an early payment discount of (a) *% for statements paid within * (*) days of statement date (i.e. the * following statement date), or (b) *% for statements paid within * (*) days of statement date (i.e. the * following statement date).”

4.	Extension of Service Agreement. The first sentence of Section 4.1 of the Service Agreement is hereby amended to read in its entirety as follows:

*
Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed with the Securities and Exchange Commission and marked “CONFIDENTIAL TREATMENT.”

“This Agreement shall commence and become effective on the Effective Date hereof and, unless earlier terminated in accordance with the terns of this Agreement, will continue thereafter until October 10, 2007.”

5.	Critical Vendor Status. The following clause is hereby added as Section 6.14 of the Service Agreement:

6.14.    Critical Vendor Status.    The Company hereby agrees that in the event the Company files for protection from its creditors under the United States Bankruptcy Code, the Company shall use best efforts to obtain a final order from the bankruptcy court designating McLane a “critical vendor” and/or assume this Agreement pursuant to l 1 U.S.C. § 365 so that McLane receives payment in full of all pre-petition and post-petition liabilities and obligations under this Agreement. McLane shall have no liability or obligation whatsoever to deliver Products to the Company until the Company has complied in full with the terms and conditions of the preceding sentence and such designation and/or assumption has been confirmed.

6.	Adjustment of Service Charge. The Service Charge of $* per store/per week provided for on Exhibit “A” of the Service Agreement is reduced to $* per store/per week.

7.
Cigarette Rebate Adjustment. The Company shall be entitled, in addition to the rebates provided for in the Service Agreement and on Exhibit A of the Service Agreement, to an additional rebate of $* (* and *) for each carton of * or * cigarettes purchased by the Company from McLane after the Effective Date for stores located *. The rebate for * cigarettes (including *) shall be $* (*) less than the rebate for * cigarettes in the applicable state.

Additionally, within ten (10) business days after the end of each McLane accounting quarter, McLane will calculate the average number of cigarette cartons per store, per week purchased from McLane for stores located * during such accounting quarter (the “Quarterly Average CPSW”). In the event the Quarterly Average CPSW for an accounting quarter is:

A.	*, McLane will pay to the Company an additional rebate of $* (* and *) per carton purchased for such stores in such accounting quarter;

*
Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed with the Securities and Exchange Commission and marked “CONFIDENTIAL TREATMENT.”

B.
* McLane will pay the Company an additional rebate of (i) $* (*) per carton purchased for such stores in such accounting quarter, such rebate level to increase by $* (* and *) per carton, for each * cartons by which the Quarterly Average CPSW exceeds * (e.g. if the Quarterly Average CPSW is (i) * cartons, the additional rebate is $* (*) per carton, (ii) * cartons, the additional rebate is $* (*) per carton, (iii) * cartons, the additional rebate is $* (*) per carton, or (iv) * cartons, the additional rebate is $* (*) per carton; or

C.
*, then the next rebate due the Company by McLane shall be reduced by $* (*) per carton for each carton purchased for such stores in such accounting quarter, such reduction to increase by an additional $* (*) per carton for each * (*) cartons by which the Quarterly Average CPSW is below * (e.g. if the Quarterly Average CPSW is (i) * cartons, the reduction is $* (*) per carton, (ii) * cartons, the reduction is $* (*) per carton and (iii) * cartons, the reduction is $* (*) per carton).

Furthermore, McLane and the Company shall * received by McLane from * from such manufacturers to McLane. The preceding sentence shall not apply to cigarettes purchased for stores *. Anything to the contrary in the Service Agreement notwithstanding, in no event shall the Company be entitled to the payment of any rebates on cigarettes purchased for stores *, including, without limitation, *.

8.
Unamortized Service Allowance. The Company and McLane hereby acknowledge and agree that as of the Effective Date, the unamortized balance of the Service Allowance previously paid by McLane to the Company pursuant to Section 3.1 of the Service Agreement is $*. Therefore, in the event the Company sells, closes or otherwise ceases operation of any store prior to October 10, 2004, the Company shall pay to McLane the amount of $* multiplied by the number of months from such sale, closure, or cessation of operations through October 10, 2004.

9.
Quarterly Service Allowance. Provided the Company is in compliance with all terms and conditions of the Service Agreement (as amended by this Amendment) on the date payment is due, within ten (10) business days after the beginning of each McLane accounting quarter, McLane agrees to pay to the Company a Quarterly Service Allowance of $*. This quarterly amount is based on 1291 stores and shall be adjusted equitably during the remaining term of the Service Agreement (as amended by this Amendment) to take into account store openings and store sales/closures.

10.	Marketing Allowance. Provided the Company is in compliance with all terms and conditions of the Service Agreement (as amended by this

*
Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed with the Securities and Exchange Commission and marked “CONFIDENTIAL TREATMENT.”

Amendment) on the date the payment is due, within ten (10) business days after the beginning of each McLane accounting quarter McLane agrees to pay to the Company $* for each store in operation * at the beginning of such accounting quarter. The amount of the payments provided for in the immediately preceding sentence shall be adjusted semi-annually on an equitable basis to reflect any reductions in Product purchase volume.

11.	Effective Date. All terms and conditions of this Amendment shall be effective as of the Effective Date.

12.	Defined Terms. Capitalized terms not specifically defined in this Amendment shall have the meaning ascribed to them in the Service Agreement.

13.	No Other Modifications. Except as specifically modified by this Amendment, all terms and conditions of the Service Agreement shall remain fully applicable and in full force and effect.

*
Selected portions have been deleted as confidential pursuant to Rule 24b-2. Complete copies of the entire exhibit have been filed with the Securities and Exchange Commission and marked “CONFIDENTIAL TREATMENT.”

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date first written above.

LIL’ CHAMP FOOD STORES, INC.

By:	/s/ STEVEN J. FERREIRA

Printed Name: Steven J. Ferreira Title: Vice President

THE PANTRY, INC.

By:	/s/ DAVID M. ZABORSKY

Printed Name: David M. Zaborsky Title: Vice President

McLANE COMPANY, INC.

By:	/s/ DAVID TESTROET

David Testroet Division President McLane/Carolina

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